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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-29061) of our report dated June 10, 1997, except for Note 5 which is as of October 8, 1997 appearing on page 1 of the Annual Report of Wesley Jessen Savings and Retirement Plan on Form 11-KA for the year ended December 31, 1996.



Price Waterhouse LLP
Chicago, Illinois
October 31, 1997